UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

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Fusion Connect, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001- 32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

(212) 201-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2019, Fusion Connect, Inc. (the “Company”), certain subsidiaries of the Company and the Forbearing Lenders (as defined therein) entered into a forbearance agreement (the “Forbearance Agreement”) with respect to the Company’s First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (the “First Lien Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantor subsidiaries, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent. Terms used but not otherwise defined herein have the meanings ascribed to them in the First Lien Credit Agreement.

Pursuant to the terms of the Forbearance Agreement, the Forbearing Lenders have agreed, during the forbearance period, (x) not to accelerate the loans and obligations under the First Lien Credit Agreement, and (y) to forbear from exercising any other rights and remedies with respect to defaults and events of defaults resulting from (a) the Company’s failure to (i) pay the scheduled principal installments with respect to the Tranche A Term Borrowings and the Tranche B Term Borrowings, in each case, due on April 1, 2019, (ii) pay interest with respect to certain of the Revolving Loans due on April 2, 2019, (iii) comply with the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters ended December 31, 2018, (iv) timely deliver the annual audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations, stockholders’ equity and cash flows for the Fiscal Year ended December 31, 2018 and the failure to include with those financial statements a report by EisnerAmper LLP or an independent registered public accounting firm of recognized national standing that does not contain a “going concern” or like qualification or exception, and (v) comply with the Total Net Leverage Ratio for the Fiscal Quarter ended March 31, 2019 and the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarters ended March 31, 2019; and (b) certain defaults or events of defaults resulting from corresponding defaults under the Second Lien Credit Agreement and/or the Company’s failure to pay interest due on the New Subordinated Note.

The forbearance period shall terminate upon the earlier of (i) April 29, 2019, at 11:59 pm New York time and (ii) the occurrence of certain Forbearance Termination Events (as defined in the Forbearance Agreement).

The forgoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

The Company is currently engaged in discussions with its lenders under the Second Lien Credit Agreement (together with the First Lien Credit Agreement, the “Credit Agreements”), which are subject to a 150-day standstill from exercising rights or remedies under the governing Intercreditor Agreement, starting from the date on which the first lien lenders receive written notice of the occurrence of an event of default under the Second Lien Credit Agreement.

The Company cannot guarantee it will be able to obtain additional forbearances from its lenders or that the Company will be able to comply with its obligations under the Credit Agreements, the Forbearance Agreement or the Company’s other debt agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Lien Forbearance Agreement, dated as of April 15, 2019, among Fusion Connect, Inc., the guarantors party thereto and the Forbearing Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Connect, Inc.

Date: April 15, 2019	By:	/s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel